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                                                                      EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT





   Name                                                                           Jurisdiction of Incorporation
- -----------                                                                       -----------------------------
Telxon Australia Pty. Ltd.                                                               Australia
N.V. Telxon Belgium S.A.                                                                 Belgium
Telxon France S.A.                                                                       France
Telxon Italia s.r.l.                                                                     Italy
Telxon mde GmbH                                                                          Germany
Telxon Limited                                                                           England
Telxon Japan                                                                             Japan
Telxon Canada Corporation, Ltd.                                                          Ontario, Canada
MicroOffice Systems Technology, Inc.                                                     Delaware
Telxon Europe BV                                                                         The Netherlands
Telxon Data Systems AG                                                                   Switzerland
Itronix Corporation                                                                      Washington
Telxon Foreign Sales Corp.                                                               U.S. Virgin Islands
New England Data Systems, Inc.                                                           Delaware
PTC Airco, Inc.                                                                          Delaware
Retail Technology Group, Inc.                                                            Delaware
Teletransaction, Inc.                                                                    Delaware
Telesystems SLW Inc.                                                                     Ontario, Canada
AIRONET Wireless Communications, Inc.                                                    Delaware
Aironet Canada, Inc.                                                                     Ontario, Canada
PenRight! Corporation                                                                    Delaware
Telxon Trading Co.                                                                       Delaware
Telxon Corporation Systems Espana, S.A.                                                  Spain
Metanetics Corporation, Inc.                                                             Delaware